Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 9, 2012

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Re:                             Ecolab Inc.

Registration Statement on Form S-3 (File No. 333-178273)

Ladies and Gentlemen:

We have acted as special counsel to Ecolab Inc., a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 1.000% Notes due 2015 (the “Notes”), which will be issued under the Amended and Restated Indenture, dated as of January 9, 2001 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association and Bank One, National Association) (the “Original Trustee”), as supplemented by the Third Supplemental Indenture, dated as of August 9, 2012  (together with the Base Indenture, the “Indenture”), among the Company, the Original Trustee and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)                                     the registration statement on Form S-3 (File No. 333-178273) of the Company relating to the Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2011 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and

Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii)                                  the prospectus, dated December 2, 2011, which forms a part of and is included in the Registration Statement;

(iii)                               the preliminary prospectus supplement, dated August 6, 2012 (the “Preliminary Prospectus”), relating to the offering of the Notes, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(iv)                              the prospectus supplement, dated August 6, 2012 (the “Prospectus Supplement”), relating to the offering of the Notes, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(v)                                 an executed copy of the Indenture;

(vi)                              an executed copy of the Underwriting Agreement, dated August 6, 2012 (the “Underwriting Agreement”), between Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, and the Company;

(vii)                           the form of global certificate evidencing the Notes (the “Note Certificate”) included in the Indenture;

(viii)                        a copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware and by the Assistant Secretary of the Company;

(ix)                              a copy of the Company’s By-Laws, as amended and in effect as of the date hereof and as certified by the Assistant Secretary of the Company; and

(x)                                 copies of certain resolutions of the Board of Directors of the Company, adopted on August 2, 2012, as certified by the Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinion stated herein.  Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein.  The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Note Certificate is duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a)                                 the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c)                                  except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 in rendering the opinion set forth above, we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us; and

(e)                                  to the extent that the opinion set forth above relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinion stated herein is rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and is subject to the qualification that such enforceability may be limited by the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinion we have assumed that:

(a)                             the Company has complied with and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements; and

(b)                                 neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under the Transaction Agreements (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to use of our name under the heading “Legal Matters” in the Preliminary Prospectus and Prospectus Supplement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP